EXHIBIT 10.21

EVAN M. JONES (S.B. #115827)
BRIAN M. METCALF (S.B. #205809)
O’MELVENY & MYERS LLP

400 South Hope Street
Los Angeles, California 90071-2899
Telephone: (213) 430-6000
Facsimile: (213) 430-6407
Attorneys for Bud Antle, Inc.

UNITED STATES BANKRUPTCY COURT FOR

THE CENTRAL DISTRICT OF CALIFORNIA

NORTHERN DIVISION

In re	CASE NO. 98-15477-RR

GEO PETROLEUM, INC, a California	STIPULATION SETTLING
Corporation,	ADVERSARY PROCEEDING
REGARDING CLAIM AND
Debtor.	CONTRACT WITH BUD ANTLE, INC.:
[PROPOSED] ORDER THEREON

GEO PETROLEUM, INC, a California
Corporation,
[NO HEARING REQUIRED]
Defendant,
Pre trial Conference:
v.	Date: October 24, 7000
BUD ANTLE, INC.,	Time: 11:00 a. m.
Plaintiff.

        Geo Petroleum, Inc., debtor, debtor in possession and reorganized debtor in the above-captioned bankruptcy case (the “Debtor” or “Geo”) and Bud Antle, Inc. (“Antle”) make this Stipulation Settling Adversary Proceeding Regarding Claim and Contract With Bud Antle, Inc. (the “Stipulation”), with reference to the following facts:

RECITALS

        A.  Geo was the debtor and debtor in possession in bankruptcy case no. 98-15477-RR, United States Bankruptcy Court, Central District of California, Northern Division (“Bankruptcy Case”). Antle filed a proof of claim in the Bankruptcy Case on May 17, 1999 in the sum of $435,000.00. The proof of claim was assigned claim number 54 (the “Claim”). Geo filed an objection to Antle’s claim on August 27, 1999.

        B.   Geo has filed a Third Amended Plan of Reorganization (the “Plan”). The Plan provides for the issuance of stock in the reorganized Debtor to creditors such as Antle.

        C.  Antle owns certain real property located in Ventura County, California, a description of which is attached as Exhibit “A” and incorporated herein by this reference (“Antle Property”), subject to an oil and gas lease dated as of August 26, 1934 (“Lease”), a copy of which is attached as Exhibit “B” and incorporated herein by this reference. Antle holds the lessor’s interest under the Lease. Geo purports to hold the lessee’s interest under the Lease and to have an access right and oil and gas production rights in the Antle Property pursuant to the terms of the Lease.

        D.  Geo proposed to assume the Lease in its Plan. Antle objected to Geo’s assumption of the Lease on the grounds that an incurable default existed under the Lease because Geo had ceased production of oil pursuant to the Lease, and that certain curable defaults existed pursuant to the Lease. Geo contended that the Lease was superceded by a pooling agreement entered into by various parties in 1987, a copy of which is attached as Exhibit “C” and incorporated herein by this reference (“Pooling Agreement”), that oil production had occurred pursuant to the Pooling Agreement, and that Antle could not assert a claim, oppose assumption, or demand cure of alleged defaults without the consent and joinder of the parties to the Pooling Agreement.

        E.   An adversary proceeding was commenced to address these disputes. The bankruptcy Court entered an order on February 17, 2000 to bifurcate the issues of the adversary proceeding so that the applicability of the Pooling Agreement to the Lease would be resolved first.

        F.   The parties have now reached agreement as to a settlement by which the adversary proceeding is to be resolved, in the manner hereinafter provided, conditioned on approval by the Bankruptcy Court. To evidence the settlement, the parties are entering into the following Stipulation.

STIPULATION

             Now, therefore, with reference to the foregoing recitals, which are incorporated herein by this reference, the parties hereto stipulate and agree as follows:

I.

        1.  Thus Stipulation is subject to the approval of the Bankruptcy Court.

        2.  The Claim of Antle is allowed as a general unsecured claim to the amount of $435,000.00

        3.  The Debtor, its successors, assigns, predecessors-in-interest, or any other party shall have no, and renounce any, rights of access to the Antle Property pursuant to the Lease or Pooling Agreement, except as otherwise provided to perform the cleanup obligations described herein; shall have no, and renounce any, rights to produce oil and gas from the Antle Property pursuant to the Lease or Pooling Agreement; and shall have no, and renounce any, rights to a minerals located on or within the Antle Property pursuant to the Lease or Pooling Agreement.

        4.  The parties hereto hereby stipulate that on the 60th day following entry of an order approving this Stipulation that the Debtor shall pay $40,000 to Antle in full satisfaction of any and all claims, debts, liabilities, obligations and causes of action currently pending or arising out of, or connected with, either directly or indirectly, any term, provision, matter, fact, event or occurrence arising out of or related to the Claim of Antle in the Bankruptcy Case. While Debtor intends to sell stock otherwise issuable to Antle under the Plan to make such payment, the Debtor’s obligation to make such payment shall in no way be conditioned upon or limited by such sale. Antle hereby assigns its Claim to the Debtor in lieu of a distribution under the Plan of cash and receiving shares of stock in the reorganized Debtor. Antle shall in no way be deemed a recipient or seller of such shares of stock in the reorganized Debtor.< /font>

        5.  The Debtor, its successors, assigns or predecessors-in-interest releases and quitclaims in recordable form, pursuant to the release hereby attached as Exhibit “ D” and incorporated herein by this reference, any and all claims, interest, rights in the Antle Property to Antle, including without limitation any claims of Debtor, its successors, assigns or predecessors- in-interest to rights of access to the Antle Property pursuant to the Lease or Pooling Agreement, any other agreement, or pursuant to any other claim or interest or right, except as otherwise provided herein; any claims to rights to produce oil and gas from the Antle Property pursuant to the Lease or Pooling

Agreement, any other agreement, or pursuant to any other claim or interest or right; and any claims to rights to the minerals located in or within the Antle Property pursuant to the Lease or Pooling Agreement, any other agreement, or pursuant to any other claim or interest or right, subject to the approval of this Stipulation by the Bankruptcy Court.

        6.  Antle shall release, pursuant to the release hereby attached as Exhibit “E” and incorporated herein by this reference and upon payment of the sum described in Paragraph 3 of this Stipulation, any and all claims, debts, liabilities, obligations and causes of action currently pending or arising out of, or connected with, either directly or indirectly, any term, provision, matter, fact, event or occurrence arising out of or related to the Claim of Antle in the Bankruptcy Case, subject to the approval of this Stipulation by the Bankruptcy Court.

Dated: October 11, 2000

By	/s/Evan M Jones

Attorneys for Bud Antle, Inc.

Dated: October 16, 2000

MARTIN J BRILL LEVENE, NEALE, BENDER, RANKIN & BRILL LLP
By	/s/Martin J. Brill

Attorneys for Geo Petroleum, Inc.

    EVAN M. JONES
    BRIAN M. METCALF
    O’MELVENY & MYERS LLP

ORDER

        Based on the foregoing Stipulation, no notice of which is required and good cause appearing therefore, IT IS ORDERED that:

        1.  The foregoing Stipulation is approved.

        2.  Claim No. 54 filed by Bud Antle, Inc. is allowed as a general unsecured claim in the sum $435,000.00 and is hereby assigned to the Debtor

        3.  Neither the Debtor, its successors, assigns, predecessors-in-interest nor any other party have any rights of access to the Antle Property pursuant to the Lease or Pooling Agreement; have any rights to produce oil and gas from the Antle Property pursuant to the Lease or Pooling Agreement; or have any rights to the minerals located on within the Antle Property pursuant to the Lease or Pooling Agreement.

        4.  The Debtor is authorized and ordered to perform according to the terms thereof.

Dated:

THE HONORABLE ROBIN L. RIBLET UNITED STATES BANKRUPTCY JUDGE